Exhibit 99.2

ManorCare
Manor Care, Inc.

Notice of Change of Location of
Special Meeting of Stockholders
October 17, 2007

To the Stockholders of Manor Care, Inc.:

Manor Care, Inc. has changed the location of the special meeting of stockholders to be held on October 17, 2007 at 2:00 p.m., eastern time. The new location for the meeting is our headquarters located at 333 N. Summit Street, Toledo, Ohio. The date and time of the meeting are unchanged.

You may still vote by completing and returning the proxy card you received with your proxy statement or by internet or by telephone, following the instructions on your proxy card.

If you have any questions regarding this notice or the special meeting of stockholders, please contact our proxy solicitor, Georgeson Inc., 17 State Street, New York, NY 10004, Attention Manor Care Special Meeting, telephone: (888) 605-8302.

By Order of the Board of Directors,

/s/ Richard A. Parr II
Richard A. Parr II
Secretary

October 5, 2007

Whether or not you plan to attend the special meeting of stockholders in person, please vote your shares using one of the three alternatives offered on your proxy card to ensure your representation and the presence of a quorum at the special meeting. If you attend the meeting, you may vote your shares in person, even though you have previously voted by proxy.